                                   EXHIBIT 99


                                                                    NEWS RELEASE




     Contact

     Martha A. Buckley                              JoAnn P. Huston
     Vice President, Corporate Communications       Director, Investor Relations
     610-722-3511                                   610-722-3513




                    UNISOURCE REPORTS FIRST QUARTER RESULTS




     BERWYN, PENNSYLVANIA -- JANUARY 26, 1999 -- Unisource Worldwide, Inc. (NYSE:UWW) reported today underlying earnings per share of $.10 for its first quarter of fiscal 1999, which ended December 31, 1998. This performance was within the consensus range expected by securities analysts. Prior year's comparable results were earnings per share of $.21. Reported earnings were $.07 per share for the first quarter of fiscal 1999 versus a loss of $1.47 for the prior-year quarter.

     Underlying performance for the first fiscal 1999 quarter excludes one-time costs of $3 million pre-tax, $1.7 million after-tax, ($.03 per share) for implementation of the company's extensive restructuring program. Underlying performance for the prior-year quarter excludes a $168 million pre-tax, $109 million after-tax, ($1.60 per share) charge related to the write-off of the company's SAP-based IT system and a $5.7 million ($.08 per share) tax charge related to the October 1997 sale of the company's U.S.-based grocery supply business.



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PAPER PRICING IMPACTS PERFORMANCE

     Revenues for the quarter declined 10.1% to $1.68 billion. Underlying operating income was $23.3 million, a 36.5% decline from underlying performance in the first quarter of fiscal 1998. Underlying net income was $6.8 million, a 52.7% decrease from the comparable quarter last year. Reported operating income for the quarter was $20.3 million and reported net income was $5.1 million.

     "The decline in revenues was attributable primarily to a 9.1% decline in paper pricing," commented Ray B. Mundt, chairman and chief executive officer. "Overall price decreases in both businesses impacted revenues by 6.7%, while a modest decrease in volume in base operations accounted for approximately 1% of
the revenue decline.    The impact of foreign exchange rates, and the fact that
the 1998 quarter last year still contained some grocery revenues, each contributed about 1% to the revenue decline."

     Gross profit for the quarter was $304.4 million, 5.8% lower than the $323.0 million reported in the prior-year quarter. Gross trading margins increased to 18.1%, compared with 17.3% for the first quarter of last year.

     "We reduced underlying selling and administrative expense by $5.2 million
or 1.8% for the quarter," Mundt continued.   "However, that decline was not
sufficient to offset the reduced gross profit dollars resulting from price declines."

CASH FLOW

     Interest expense for the quarter declined by 5.4%, due to the company's positive cash flow performance during the latter part of fiscal 1998. As anticipated, the company used cash for operating activities in the first quarter. The $17.8 million cash usage included $4.6 million (net of tax) for the restructuring program. Cash usage for investing activities was minimal, and after payment of the quarterly dividend, the company repaid $5.8 million of debt. "We have reduced our debt by $205 million, or 29%, over the last year," Mundt said.



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

RESTRUCTURING ON TRACK

     "We remain on track with our restructuring program," Mundt said. "Through December 31, we reduced our total number of U.S. locations from 424 to 360 and our net warehouse space by 1.1 million square feet, achieving approximately one-third of our goal of a 3 million square foot reduction. Our workforce reduction is also proceeding as planned, with a reduction to date of approximately 500 positions."

     "We've also initiated several programs to increase average order size and profitability," Mundt said. On October 1, the company instituted a minimum order size throughout the organization. "Our experience to date is that customers have been willing to work with us on these programs," Mundt said, "and our sales and customer service people have done an outstanding job in fostering these changes. The number of transactions we process has decreased, while average order size and GTM per order has increased."

     In January, the company also instituted a minimum commissionable gross profit per order threshold. "Both of these initiatives should begin to improve order profitability, consistent with our restructuring plan," Mundt said.

LAWSUIT FILED AGAINST FORMER EMPLOYEES

     The company also announced today that it has filed a lawsuit against four former employees of its New York-based Websource division, all of whom recently resigned. The suit alleges that the former employees breached the duty of loyalty they owed to Unisource by -- while still employed by Unisource -- enticing and attempting to entice Unisource employees, customers and suppliers to leave Unisource; misusing and misappropriating Unisource's trade secrets and confidential information; failing to use their full energies and efforts to promote Unisource's business; and working to establish a newly-formed company as a competitor to Unisource.

     The suit also names as a defendant the new company, which was recently incorporated to broker paper to the magazine, catalog, direct mail, documentation and book

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

industries on a nationwide basis, putting it in direct competition with Websource. Three of the four resigned Websource employees are principals of the newly-formed company.

     While the company is taking aggressive steps to protect this important business, Unisource management estimates that lost business at Websource could reduce operating income by $5 to $8 million for the fiscal year.

PAPER PRICING CONTINUES TO IMPACT 1999 PERFORMANCE

     Commenting on the outlook for the remainder of the year, Mundt said, "Paper prices remain significantly below where they were a year-ago, and our view is that the declines may well continue through our second quarter. As a result, our earnings performance could be $.03 to $.04 below current consensus estimates for the quarter. Websource could have an additional $.02 negative impact in the second quarter and, potentially, $.04 to $.06 for the year."

     Unisource Worldwide, Inc. (http://www.unisourcelink.com), headquartered in Berwyn, Pennsylvania, is one of the largest distributors of paper products, packaging materials and maintenance supplies in North America. Fiscal 1998 revenues were $7.4 billion.

All statements, other than statements of historical fact, made in this press release, including, without limitation, (i) statements relating to the restructuring program and the timing thereof (including the Company's plans with respect to a reduction in its facilities, warehouse space, and workforce and including improved profitability as a result of the implementation of the Company's average order size and its minimum commissionable gross profit per order initiatives), the projected costs and expenses associated with the restructuring program, and the financial results and benefits to be realized from such restructuring, (ii) statements relating to future earnings per share or other future financial performance, (iii) statements relating to anticipated future pricing levels and the effect thereof upon the Company's earnings, (iv) statements relating to lost business at Websource, including the effect such lost business would have upon the Company's future operating income and earnings per share, and (v) statements qualified by the words "believes," "anticipates," "expects," "intends," "may," "estimates," "will," and other words or expressions similar thereto, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes these statements are based upon reasonable assumptions with respect to future events and circumstances, such statements are subject to risks and uncertainties which could cause actual results or circumstances to differ materially. Such risks and uncertainties include, without limitation, delays, difficulties, or increased costs associated with the implementation of the restructuring plan, leverage and debt service requirements (including sensitivity to interest rate fluctuations), operating in a competitive environment, general economic conditions, the ability to attract and retain qualified personnel, changes or volatility in pulp and paper prices, delays or difficulties with consolidation of its information technology systems and the upgrading of such systems to be year 2000 compliant, and the outcome of the litigation instituted by the Company against certain of its former Websource employees. For further detail and information concerning such risks and uncertainties, please consult Part I, Item 1, of the Company's annual report on Form 10-K for the fiscal year ended September 30, 1998, which is on file with the Securities and Exchange Commission.


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                           UNISOURCE WORLDWIDE, INC.
                         FINANCIAL SUMMARY - UNAUDITED
               (in thousands, except earnings (loss) per share)

                                                                    Three Months Ended December 31
                                                                ---------------------------------------
                                                                   1998              1997       % Change
                                                                -----------       -----------    ------
Revenues
Printing and Imaging                                          $  1,044,734      $  1,172,665     (10.9)%
Supply Systems                                                     635,797           696,470      (8.7)
---------------------------------------------------------------------------------------------
Total Revenues                                                   1,680,531         1,869,135     (10.1)
---------------------------------------------------------------------------------------------
Cost of Goods Sold
Cost of goods sold - printing and imaging                          895,925         1,018,647     (12.0)
Cost of goods sold - supply systems                                480,217           527,486      (9.0)
---------------------------------------------------------------------------------------------
Total Cost of Goods Sold                                         1,376,142         1,546,133     (11.0)
---------------------------------------------------------------------------------------------
Gross Profit                                                       304,389           323,002      (5.8)

Selling and Administrative Expense                                 281,072           286,258      (1.8)
Restructuring implementation costs (1)                               2,972              -
Special charge (2)                                                    -              168,000
---------------------------------------------------------------------------------------------
Income (Loss) from Operations                                       20,345          (131,256)
Interest                                                            11,464            12,123
---------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                                    8,881          (143,379)
Provision (Benefit) for Income Taxes  (3)                            3,819           (42,766)
---------------------------------------------------------------------------------------------
Net Income (Loss)                                             $      5,062      $   (100,613)
                                                                 ==========        ==========
Basic Earnings (Loss) Per Share                               $       0.07      $      (1.47)
                                                                 ==========        ==========
Diluted Earnings (Loss) Per Share (4)                         $       0.07      $      (1.47)
                                                                 ==========        ==========
Basic Shares Outstanding                                            69,933            68,567
                                                                 ==========        ==========
Diluted Shares Outstanding                                          70,032            68,567
                                                                 ==========        ==========
Operations Analysis:
      Gross profit %, printing and imaging                            14.2%             13.1%
      Gross profit %, supply systems                                  24.5%             24.3%
      Total gross profit %                                            18.1%             17.3%
      SG&A as a % of revenues                                         16.7%**           15.3%*
      SG&A as a % of gross profit                                     92.3%**           88.6%*
      Operating income % of revenues                                   1.4%**            2.0%*

*   Excludes special charge.
**  Excludes restructuring implementation costs.

(1) Represents restructuring implementation costs associated with streamlining the Company's organizational structure ($1.7 million after tax, $0.03 loss per share).

(2) Represents write-off of capitalized Information Technology development and related costs associated with NADS ($109 million net of tax, $1.60 loss per share).

(3) Quarter ended December 31, 1997 includes a $5.7 million tax charge related to non-deductible intangible assets associated with the sale of a significant portion of the Company's United States-based Grocery Supply Systems business.

(4) Diluted shares outstanding for December 1997 exclude the impact of stock options due to the antidilutive effect on the loss per share.

THIS SCHEDULE PRESENTS THE UNDERLYING FINANCIAL RESULTS OF UNISOURCE WORLDWIDE, INC. EXCLUDING SPECIAL AND RESTRUCTURING CHARGES INCURRED IN FISCAL 1999 AND 1998 (SEE TABLE AT BOTTOM OF PAGE).

                           UNISOURCE WORLDWIDE, INC.
                   UNDERLYING FINANCIAL SUMMARY - UNAUDITED
                   (in thousands, except earnings per share)

                                                                    Three Months Ended December 31
                                                                ---------------------------------------
                                                                   1998              1997       % Change
                                                                -----------       -----------    ------
Revenues
Printing and Imaging                                          $  1,044,734      $  1,172,665     (10.9)%
Supply Systems                                                     635,797           696,470      (8.7)
---------------------------------------------------------------------------------------------
Total Revenues                                                   1,680,531         1,869,135     (10.1)
---------------------------------------------------------------------------------------------
Cost of Goods Sold
Cost of goods sold - printing and imaging                          895,925         1,018,647     (12.0)
Cost of goods sold - supply systems                                480,217           527,486      (9.0)
---------------------------------------------------------------------------------------------
Total Cost of Goods Sold                                         1,376,142         1,546,133     (11.0)
---------------------------------------------------------------------------------------------
Gross Profit                                                       304,389           323,002      (5.8)

Selling and Administrative Expense                                 281,072           286,258      (1.8)
---------------------------------------------------------------------------------------------
Income from Operations                                              23,317            36,744     (36.5)
Interest                                                            11,464            12,123
---------------------------------------------------------------------------------------------
Income Before Income Taxes                                          11,853            24,621
Provision for Income Taxes                                           5,097            10,334
---------------------------------------------------------------------------------------------
Net Income                                                    $      6,756      $     14,287     (52.7)
                                                                 ==========        ==========
Basic Earnings Per Share                                      $       0.10      $       0.21     (52.4)
                                                                 ==========        ==========
Diluted Earnings Per Share                                    $       0.10      $       0.21     (52.4)
                                                                 ==========        ==========
Basic Shares Outstanding                                            69,933            68,567
                                                                 ==========        ==========
Diluted Shares Outstanding                                          70,032            69,066
                                                                 ==========        ==========
Operations Analysis:
      Gross profit %, printing and imaging                            14.2%             13.1%
      Gross profit %, supply systems                                  24.5%             24.3%
      Total gross profit %                                            18.1%             17.3%
      SG&A as a % of revenues                                         16.7%             15.3%
      SG&A as a % of gross profit                                     92.3%             88.6%
      Operating income % of revenues                                   1.4%              2.0%

THE TABLE BELOW REFLECTS THE FINANCIAL STATEMENT IMPACT OF THE SPECIAL AND RESTRUCTURING CHARGES INCURRED. SUCH CHARGES HAVE BEEN EXCLUDED FROM THE FINANCIAL RESULTS PRESENTED ABOVE.

                                                                                     Pre-Tax           After-Tax          Loss
                                                                                      Charge            Charge          Per Share
                                                                                   ----------         -----------      -----------
Fiscal 1999:
Implementation costs related to streamlining the Company's organizational structure:
      Relocation, recruiting, training and other                                   $    2,972         $    1,743       $    (0.03)
                                                                                   ==========         ==========       ===========

Fiscal 1998:
Write-off of capitalized information Technology development and related costs
           associated with NADS                                                    $  168,000         $  109,200       $    (1.60)
Tax charge associated with the sale of a significant portion of its U.S.-
           based Grocery Supply Systems business                                           --              5,700            (0.08)
                                                                                   ----------         ----------       -----------
Total                                                                              $  168,000         $  114,900       $    (1.68)
                                                                                   ==========         ==========       ===========

THIS INFORMATION IS PROVIDED FOR ADDITIONAL ANALYSIS AND IS NOT INTENDED TO BE A PRESENTATION IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

                           UNISOURCE WORLDWIDE, INC.
                    CONSOLIDATED BALANCE SHEETS - UNAUDITED
               (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE PER SHARE)

ASSETS                                                                        DECEMBER 31,             SEPTEMBER 30,
-----                                                                            1998                     1998
                                                                         ---------------------     --------------------
CURRENT ASSETS
   Cash and cash equivalents                                                       $   22,319               $   49,960
   Accounts receivable, less allowance for doubtful accounts:
       12/31/98 - $24,672; 9/30/98 - $22,713                                          560,504                  640,443
   Inventories                                                                        371,064                  353,270
   Prepaid expenses and deferred taxes                                                 84,368                   87,746
                                                                        ---------------------     --------------------
      Total current assets                                                          1,038,255                1,131,419
                                                                        ---------------------     --------------------

LONG-TERM RECEIVABLES                                                                   3,612                    5,723

PROPERTY AND EQUIPMENT, AT COST                                                       431,001                  428,884
   Less accumulated depreciation                                                      209,620                  201,599
                                                                        ---------------------     --------------------
                                                                                      221,381                  227,285
                                                                        ---------------------     --------------------

GOODWILL                                                                              576,532                  580,932
DEFERRED COSTS AND OTHER ASSETS                                                        22,052                   21,292
                                                                        ---------------------     --------------------
                                                                                   $1,861,832               $1,966,651
                                                                        =====================     ====================
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
   Current portion of long-term debt                                               $    1,133               $    1,155
   Notes payable                                                                        6,052                    3,651
   Trade accounts payable                                                             374,850                  451,123
   Accrued salaries, wages and commissions                                             27,741                   40,520
   Restructuring costs                                                                 58,032                   61,588
   Other accrued expenses                                                             103,202                  107,356
                                                                        ---------------------     --------------------
      Total current liabilities                                                       571,010                  665,393
                                                                        ---------------------     --------------------

LONG-TERM DEBT                                                                        497,018                  505,199
DEFERRED TAXES AND OTHER LIABILITIES
   Deferred taxes                                                                      12,815                   11,770
   Restructuring costs                                                                 28,528                   30,414
   Other long-term liabilities                                                         52,553                   55,517
                                                                        ---------------------     --------------------
       Total deferred taxes and other liabilities                                      93,896                   97,701
                                                                        ---------------------     --------------------
STOCKHOLDERS' EQUITY
   Preferred stock, 12/31/98 and 9/30/98 - par value $.001,
      authorized - 10,000,000 shares, no shares issued and
      outstanding                                                                         ---                      ---
   Common stock, par value $.001, authorized - 250,000,000
      shares, issued; 12/31/98 - 70,179,530
      and 9/30/98 - 70,245,536 shares                                                      70                       70
   Additional paid in capital                                                         831,945                  832,268
   Unearned compensation                                                               (2,219)                  (2,727)
   Retained deficit                                                                   (85,982)                 (87,533)
   Foreign currency translation adjustments                                           (43,881)                 (43,711)
   Cost of common shares in treasury; 12/31/98 - 3,052
      shares; 9/30/98- 1,205 shares                                                       (25)                      (9)
                                                                        ---------------------     --------------------
                                                                                      699,908                  698,358
                                                                        ---------------------     --------------------
                                                                                   $1,861,832               $1,966,651
                                                                        =====================     ====================

                           UNISOURCE WORLDWIDE, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
                                (in thousands)

Three Months Ended December 31 (in thousands)
---------------------------------------------------------------------------------------------------------------------
                                                                                 1998            1997
                                                                              -------------------------
Operating Activities
  Net income (loss)                                                           $  5,062        $(100,613)
  Additions (deductions) to reconcile net income (loss)
     to net cash provided by operating activities:
       Depreciation                                                              8,464            8,610
       Amortization                                                              5,140            5,515
       Provision for losses on accounts receivable                               2,482            2,859
       Special charges, net of deferred taxes                                       --          122,500
       Payments for restructuring and special charges                           (5,039)          (1,718)
       Changes in operating assets and liabilities, net
         of effects from acquisitions and divestitures:
           Sale of accounts receivable                                              --          150,000
           Other changes in accounts receivable                                 77,457           51,723
           Increase in inventories                                             (17,794)         (54,367)
           (Increase) decrease in prepaid expenses                                 521           (3,369)
           Decrease in accounts payable and
            accrued expenses                                                   (92,810)         (59,392)
       Miscellaneous                                                            (1,333)          (5,328)
                                                                              -------------------------
Net cash provided by operating activities                                      (17,850)         116,420
                                                                              -------------------------
Investing Activities
    Proceeds from the sale of property and equipment                                73              592
    Proceeds from divestitures                                                      --           48,126
    Cost of companies acquired, net of cash acquired                              (100)         (35,098)
    Expenditures for property and equipment                                     (2,731)          (8,554)
    Collection of notes receivable                                               2,111               --
    Deferred cost expenditures                                                      --          (11,163)
                                                                              -------------------------
Net cash used in investing activities                                             (647)          (6,097)
                                                                              -------------------------
Financing Activities
    Debt repayments                                                                 --         (116,254)
    Proceeds from (repayment of) borrowings under
       credit facilities, net                                                   (5,802)          16,773
    Payment of dividends                                                        (3,511)         (13,805)
    Other                                                                          169             (180)
                                                                              -------------------------
Net cash provided by (used in) financing activities                             (9,144)        (113,466)
                                                                              -------------------------
Net decrease in cash                                                           (27,641)          (3,143)
Cash and cash equivalents at beginning of year                                  49,960           45,384
                                                                              -------------------------
Cash and cash equivalents at end of year                                      $ 22,319        $  42,241
                                                                              =========================